EXHIBIT 12


Statement re:  Computation of Ratios


                            MARVEL ENTERPRISES, INC.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

                      NINE MONTHS ENDED MARCH 31, 2002



Fixed Charges and Preference Dividends:


Interest Expense - Gross                                     $ 7,873

Interest on Rent Expense                                         178
                                                             --------

   Total Fixed Charges                                         8,151

Preference Stock Dividends                                     4,131
                                                             --------
Total Fixed Charges and Preference Dividends                  12,282
                                                             ========


Earnings

Pretax Income                                                  1,383

Fixed Charges                                                  8,151
                                                             --------
   Total before Preference Dividends                           9,534

Preference Dividends                                           4,131
                                                             --------
Total Earnings                                               $13,665
                                                             ========

Ratio of Earnings to Fixed Charges                             1.68
                                                             ========

Ratio of Earnings to Combined Fixed
Charges and Preference Dividends                               1.11
                                                             ========


     For the purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, earnings were calculated by adding pretax loss, interest expense, the portion of rents representative of an interest factor and, in the case of the latter ratio, preference dividends. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. During the three months ended March 31, 2002, (i) earnings were sufficient to cover fixed charges and the dollar amount of the coverage was $9.5 million and (ii) earnings were sufficient to cover combined fixed charges and preference dividends and the dollar amount of the coverage was $13.7 million.